UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

August 18, 2020

NEXTGEN HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

California	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18111 Von Karman Avenue, Suite 800 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 255-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	NXGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On August 18, 2020, NextGen Healthcare, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s shareholders elected to the Company’s Board of Directors (the “Board”), effective immediately, the slate of nominees recommended by the Board and set forth in the Company’s proxy statement for the Annual Meeting.

Adoption of Director Compensation Program

On August 18, 2020, the Company’s Board approved the Company’s fiscal year 2021 Director Compensation Program, effective immediately.  This program was approved upon the recommendation of the Company’s Compensation Committee.  A description of the 2021 Director Compensation Program is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07   Submission of Matters to a Vote of Security Holders.

On August 18, 2020, the Company held the Annual Meeting. As of June 25, 2020, the record date for the Annual Meeting, 66,712,695 shares of common stock were outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 58,822,074 shares of common stock were present in person or represented by proxy.  The Company’s shareholders were asked to consider and vote on the following four proposals:

1)	To elect nine persons to serve as directors of the Company;
2)	To conduct an advisory vote to approve the compensation of the Company’s named executive officers (i.e., “Say-on-Pay”); and
3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2021.

The results of the shareholder votes are set forth below.

Proposal 1 – Election of Directors

The Company’s shareholders elected the following nominees to serve as directors of the Company for one-year terms expiring at the Company’s 2021 Annual Meeting of Shareholders: Craig A. Barbarosh, George H. Bristol, John R. “Rusty” Frantz, Julie D. Klapstein, James C. Malone, Jeffrey H. Margolis, Morris Panner, Sheldon Razin and Lance E. Rosenzweig. The tabulation of voting results for the election of directors is indicated below:

Proposal No. 1	For	Withheld
Election of Directors
Craig A. Barbarosh	44,059,913	11,371,896
George H. Bristol	43,949,787	11,482,022
John R. “Rusty” Frantz	54,742,764	689,045
Julie D. Klapstein	54,908,377	523,432
James C. Malone	54,761,685	670,124
Jeffrey H. Margolis	54,806,047	625,762
Morris Panner	42,645,697	12,786,112
Sheldon Razin	54,728,131	703,678
Lance E. Rosenzweig	54,894,215	537,594

There were 3,390,265 broker non-votes for Proposal No. 1.

Proposal 2 – Say-on-Pay

The Company’s shareholders approved a resolution approving on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting by the votes indicated below (i.e., “Say-on-Pay”):

Proposal No. 2	For	Against	Abstain	Broker Non-Votes
Advisory vote approving the compensation of the Company’s named executive officers	53,630,683	1,711,521	89,605	3,390,265

Proposal 3 – Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending March 31, 2021 by the votes indicated below:

Proposal No. 3	For	Against	Abstain
Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the fiscal year ending March 31, 2021	58,064,944	721,797	35,333

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1 *	Description of 2021 Director Compensation Program
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* This exhibit is a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2020	NEXTGEN HEALTHCARE, INC.

	By:	/s/ James R. Arnold
James R. Arnold
Chief Financial Officer